                                                                    EXHIBIT 4


                 OFFICER'S CERTIFICATE AND AUTHENTICATION ORDER


                  Pursuant to the Indenture (For Unsecured Subordinated Debt Securities) dated as of December 1, 1995 (the "Indenture") between IES Utilities Inc. (the "Company") and The First National Bank of Chicago, as trustee (the "Trustee"), and resolutions adopted by the Board of Directors of the Company at a meeting held on February 1, 1994, this Officer's Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture and to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture.

                  Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

                  A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the followi ng terms (the lettered clauses set forth below correspond to the lettered subsections of Section 301 of the Indenture):

                  (a) the title of the series of Securities shall be "Junior Subordinated Deferrable Interest Debentures, Series A" (referred to herein as the "Debentures");

                  (b) the aggregate principal amount of Debentures which may be authenticated and delivered under the Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306, 406 or 1206 thereof and, except for any Debentures which, pursuant to Section 303 thereof, are deemed never to have been authenticated and delivered thereunder) shall be limited to $50,000,000;

                  (c) each installment of interest on a Debenture shall be payable to the Person in whose name such Debenture is registered at the close of business on the Business Day next preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures. Any installment of interest on a Debenture not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name the Debenture is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Subordinated Indenture;

                  (d) the Debentures shall mature and the principal thereof shall be due and payable on December 31, 2025, together with all accrued and unpaid interest thereon to, but not including, such date;

                  (e)(1) the Debentures shall bear interest from the date of original issuance (which is anticipated to be December 13, 1995) at the rate of 7-7/8% per annum payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") commencing December 31, 1995. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed within any month in relation to the deemed 30 days of such month. Interest on the Debentures will accrue from the date of original issuance but if interest has been paid on such Debentures, then from the most recent interest payment date through which interest has been paid. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date;

                    (2) pursuant to Section 312 of the Subordinated Indenture, the Company shall have the right during the term of the Debentures, so long as an Event of Default has not occurred and is not continuing, to extend the interest payment period of the Debentures at any time and from time to time to a period not exceeding 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the same rate as specified for the Debentures to the extent permitted by applicable law) through the last day of such Extended Interest Payment Period provided that if any principal amount of the Debentures is paid on such day, then not including interest for such day with respect to such amount; provided, however, that during such Extended Interest Payment Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect to the foregoing. Prior to the termination of any Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters nor be extended beyond the Stated Maturity of the Debentures. Upon the termination of any Extended Interest Payment Period and the payment of all amounts then due with respect to the Debentures, the Company may select a new Extended Interest Payment Period, subject to the above restrictions. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. The Company shall give the Holders of the Debentures and the Trustee written notice of its selection of any Extended Interest Payment Period at least ten (10) Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to Holders of the Debentures (or, if applicable, to the New York Stock Exchange or other applicable self-regulatory organization) of the record or payment date of such interest payment, but in any event not less than two Business Days prior to such record date. The quarter in which any notice is given pursuant to this paragraph shall constitute one of the 20 quarters which comprise the maximum Extended Interest Payment Period;

                  (f) the principal of and each installment of interest on each Debenture that is not a global Security shall be payable, and registration of transfer and exchanges of such Debentures may be effected, at the office or agency of the Company in The City of New York. Payment of principal of and interest on each Debenture represented by a global Security shall be made to The Depository Trust Company ("DTC") or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Securities represented thereby for all purposes under the Indenture. Notices and demands to or upon the Company with respect to the Debentures and the Indenture may be served at the Corporate Trust Office of the Trustee or at the Company at the address of its principal office specified in the Indenture. The Trustee will initially be the Paying Agent and the Security Registrar for the Debentures;

                  (g) the Debentures will be redeemable at the option of the Company, as a whole or in part, at any time on or after December 31, 2000 and prior to Stated Maturity, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount redeemed, together with accrued interest to, but not including, the date fixed for redemption;

                  (h) there are no sinking fund or other mandatory redemption provisions applicable to the Debentures, and the Company will not be subject to any obligation to redeem or repurchase the Debentures at the option of a Holder;

                  (i) the Debentures shall be issuable in denominations of $25 and any integral multiple thereof;

                  (o) so long as any Debentures are Outstanding, the failure of the Company to pay interest on any Debentures within sixty (60) days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 312 of the Indenture and paragraph (e)(2) hereof shall not constitute a failure to pay interest for this purpose;

                  (r) the Debentures will be originally issued in global form registered in the name of DTC or its nominee and will, unless and until the Debentures are exchanged in whole or in part for certificated Debentures registered in the names of various beneficial holders thereof, contain restrictions on transfer, substantially as described in the form of Debentures, hereto attached as Exhibit A. A global Debenture shall be exchangeable for certificated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global Security and no successor depositary shall have been appointed, or at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global Debenture shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Debentures. Any global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificated Debentures registered in such names as DTC shall direct;

                  (v) the Debentures shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto.

                  B. Establishment of Form of Debt Security Pursuant to Section 201 of Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Debentures shall be substantially in the form attached as Exhibit A hereto.

                  C. Order for the Authentication and Delivery of Debt Securities Pursuant to Section 303 of the Indenture. It is hereby ordered pursuant to Section 303 of the Indenture, that the Trustee authenticate, in the manner provided by the Indenture, one Debenture in the aggregate principal amount of $50,000,000 registered in the name of Cede & Co., which Debenture has been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Debenture to or upon the order of Morgan Stanley & Co. Incorporated on December 13, 1995.

                  The undersigned has read the pertinent sections of the Indenture including the related definitions contained therein. The undersigned has examined the resolutions adopted by the Board of Directors of the Company at a meeting held on February 1, 1994. In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to the establishment of (i) a series of Securities, (ii) the forms of such Securities and (iii) authentication of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

                            *   *   *   *   *

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 11th day of December, 1995.


                                                /s/ Blake O. Fisher, Jr.
                                               ---------------------------------
                                               Name: Blake O. Fisher, Jr.
                                               Title: President, Chief Operating
                                                      Officer & Chief Financial
                                                      Officer

                                                                       EXHIBIT A

                  Unless this certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & Co, has an interest herein.

                                FORM OF DEBENTURE

                               IES UTILITIES INC.

                       __% QUARTERLY DEBT CAPITAL SECURITY
          (JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE, SERIES A)

No. ____                                                            $___________
                                                             CUSIP No. 44949R508

                  IES UTILITIES, INC., a corporation duly organized and existing under the laws of the State of Iowa (herein called "the Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________, or registered assigns, the principal sum of ___________________________ ($___________) on December 31, 2025 and to pay interest on said principal sum from December __, 1995 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein), in arrears, on March 31, June 30, September 30 and December 31 of each year (each such date, an "Interest Payment Date"), commencing December 31, 1995, at the rate of ___% per annum to, but not including, the date or which the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of and interest on any Security of this series that is not a global Security will be made at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register. Payment of principal of and interest on any global Security will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of the global Security for all purposes under the Indenture. Payment of the principal of and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  This Security is one of a duly authorized issue of Securities of the Company, designated as its "Junior Subordinated Deferrable Interest Debentures, Series A,) (herein called the "Securities"), limited in aggregate principal amount to $50,000,000, issued under an Indenture (For Unsecured Subordinated Debt Securities), dated as of December 1, 1995 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and the Resolutions and Officer's Certificate And Authentication Order filed with the Trustee on December 13, 1995 creating the series designated herein reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  The Securities of this series are subject to redemption at any time and from time to time on or after December 31, 2000, in whole or in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount to be redeemed together with any accrued but unpaid interest to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date, all as provided in the Indenture. If the Securities are only partially redeemed by the Company, the Securities will be redeemed pro rata, by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to twenty-five U.S.

dollars ($25) or any integral multiple thereof) of the principal amount of any Security.

                  Notice of redemption will be given by mail to Holders of Securities not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

                  In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders on not less than a majority in principal amount of the Outstanding Securities, to modify the Indenture in a manner affecting the rights of the Holders of the Securities; provided that no such modification may, without the consent of the Holder of each Outstanding Security, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on (except as provided in Section 312 of the Indenture), any Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property), in which the Securities or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Security (or, in the case of redemption, on or after the Redemption Date), or (ii) reduce the percentage in principal amount of the Outstanding Securities of any series or any Tranche thereof, the consent of the Holders of which is required for any such modification of the Indenture The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  The Company shall have the right during the term of this Security, so long as an Event of Default has not occurred and is not continuing, to extend the interest payment period of the Securities at any time and from time to time to a period not exceeding 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest hereon at the same rate as specified for these Securities to the extent permitted by applicable law) through the last day of such Extended Interest Payment Period provided that if any principal amount of the Securities is paid on such day, then not including interest for such day with respect to such amount; provided, however, that during such Extended Interest Payment Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect to the foregoing. Prior to the termination of any Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters nor be extended beyond the Stated Maturity of the Securities. Upon the termination of any Extended Interest Payment Period and the payment of all amounts then due with respect to these Securities, the Company may select a new Extended Interest Payment Period, subject to the above restrictions. No interest shall be due and payable hereon during an Extended Interest Payment Period, except at the end thereof. The Company shall give the Holders hereof and the Subordinated Indenture Trustee written notice of its selection of any Extended Interest Payment Period at least ten (10) Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or
(ii) the date the Company is required to give notice to Holders hereof (or, if applicable, to the New York Stock Exchange or other applicable self-regulatory organization) of the record or payment date of such interest payment, but in any event not less than two Business Days prior to such record date. The quarter in which any notice is given pursuant to this paragraph shall constitute one of the 20 quarters which comprise the maximum Extended Interest Payment Period.

                  As provided in the Indenture and subject to certain limitations, including, if this Security is a global Security, the limitations set forth on the first page hereof, therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Securities are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations, including, if this Security is a global Security, the limitations set forth on the first page hereof, therein set forth, therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to above by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, IES UTILITIES INC. has caused this instrument to be duly executed under its corporate seal.

Dated:  December   , 1995

                                                  IES UTILITIES INC.

                                                  By:
                                                     ---------------------------
                                                         [Vice] President

Attest:


---------------------------
[Assistant] Secretary

                    Trustee's Certificate of Authentication.

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                            THE FIRST NATIONAL BANK OF CHICAGO,

                                                     as Trustee

                                            By:
                                                --------------------------
                                                     Authorized Officer